Filed Pursuant to Rule 424(b)(3)

Registration No. 333-167459

Prospectus Supplement No. 2 dated September 17, 2010

(to Prospectus dated June 18, 2010)

11,850,000 SHARES

CURRENCYSHARES® EURO TRUST

This Prospectus Supplement No. 2 amends and supplements our prospectus dated June 18, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus.

Under “Creation and Redemption of Shares,” the third sentence in the fifth paragraph on page 25 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of September 17, 2010, Citadel Securities LLC, Credit Suisse Securities LLC, Deutsche Bank Securities, Inc., EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc. and Timber Hill LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is September 17, 2010